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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

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                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

                  JULY 18, 2001                                  1-15117
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Date of Report (Date of earliest event reported)        (Commission File Number)


                             ON2 TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                84-1280679
    -------------------------------      ---------------------------------------
    (State or other jurisdiction of      (I.R.S. Employer Identification Number)
     incorporation or organization)

                   145 HUDSON STREET, NEW YORK, NY         10013
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               (Address of principal executive offices)  (Zip Code)


                                 (917) 237-0500
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              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

On July 18, 2001, On2 Technologies, Inc. ("On2") and RealNetworks, Inc. ("Real") entered into a Common Stock Purchase Agreement ("Purchase Agreement") whereby Real agreed to purchase 1,785,714 shares ("Real Shares") of On2's common stock at a price of $0.56 per share ("Purchase Price"). Real is entitled to an adjustment to its purchase price ("Price Adjustment") if On2 sells shares of its common stock below the Purchase Price ("Adjusted Purchase Price") for a sixty day period commencing on July 18, 2001. The Price Adjustment would increase the Real Shares to the number of shares that Real would have received at the Adjusted Purchase Price. Additionally, on July 18, 2001, On2 and Real entered into a Development and Services License Agreement that provides for, among other things, Real's licensing of On2's proprietary VP4 compression technology for use in Real's proprietary media delivery products and services. On2 is entitled to royalties relating to the sale of certain Real products and services that include On2's VP4 compression technology. The term on the agreement is four years.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Not required.

      (b)   Not required.

      (c)   Exhibits

      An amended Form 8-K will be filed and shall include copies of the stated agreements within the time period required.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ON2 TECHNOLOGIES INC.


                                        By: /s/ Mark J. Meagher
                                            ------------------------------------
                                            Name: Mark J. Meagher
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

Dated: July 18, 2001


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